ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM WRITERS’S DIRECT LINE 414.297.5596 pfetzer@foley.com
January 27, 2025

VIA E-MAIL

FMI Funds, Inc.
790 North Water Street, Suite 2100
Milwaukee, WI 53202

RE:	FMI Funds, Inc. – Amended Registration Statement

Ladies and Gentlemen:

We have acted as counsel for FMI Funds, Inc. (the “Corporation”) in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) of an amendment to the Corporation’s Registration Statement on Form N-1A (File Nos. 333-12745 and 811-07831) (the “Amended Registration Statement”) registering an indefinite amount of all of the Corporation’s classes of Common Stock (such Common Stock being hereinafter referred to as the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), for sale in the manner set forth in the Amended Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the filing of the Amended Registration Statement. For purposes of rendering that opinion, we have examined: (a) the Amended Registration Statement; (b) the Corporation’s Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Corporation’s

AUSTIN BOSTON BRUSSELS CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	RALEIGH SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

FMI Funds, Inc. January 27, 2025 Page 2
Board of Directors; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Corporation on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Directors, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

We are giving this opinion letter only as attorneys licensed to practice law in the State of Wisconsin. Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the provisions of the Maryland General Corporate Law that, in our experience, generally are applicable to the issuance of shares by entities such as the Corporation. We express no opinion with respect to any other laws. We express no opinion herein as to the effect of any other laws, rules or regulations.

Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement

In rendering the opinion above, insofar as it relates to the valid existence of the Corporation, we have relied solely on a certificate of the State of Maryland Department of Assessments and Taxation, and such opinion is limited accordingly and is rendered as of the date of such certificate.

This opinion is rendered solely in connection with the filing of the Amended Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Amended Registration Statement. In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act (or the rules and regulations of the SEC thereunder), or within the category of persons whose consent is required by Section 7 of the Securities Act (or the rules and regulations of the SEC thereunder).

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP